                            SECURITIES AND EXCHANGE COMMISSION
                                  WASHINGTON, D.C. 20549

                                      ------------

                                        FORM 8-K

                                     CURRENT REPORT
                           PURSUANT TO SECTION 13 OR 15(d) OF THE
                              SECURITIES EXCHANGE ACT OF 1934

                                      ------------

           Date of Report (Date of earliest event reported): August 3, 2000

                      PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED
                 (Exact name of registrant as specified in its charter)

              DELAWARE                    0-29092                 54-1708481
   (State or Other Jurisdiction of      (Commission           (IRS Employer
          Incorporation)                File Number)        Identification No.)

            1700 OLD MEADOW ROAD, SUITE 300, MCLEAN, VIRGINIA        22102
                 (Address if principal executive offices)          (Zip Code)

     Registrant's telephone number, including area code: (703) 902-2800



ITEMS 1-4.   NOT APPLICABLE

ITEM 5.

     On August 3, 2000 Primus Telecommunications Group, Incorporated announced its financial results for the quarter ended June 30, 2000.

SECOND QUARTER FINANCIAL RESULTS

         PRIMUS's net revenue in the second quarter of 2000 grew to a record $300 million, compared with $186 million for the second quarter of 1999, an increase of 62%. Record revenues were reported in the second quarter of 2000 for each of our major business regions, as well as sequential increases from the first quarter of 2000. On a year-over-year basis, net revenue in Europe increased 128% to $88 million; in North America net revenue increased 45% to $132 million; and in the Asia-Pacific region net revenue increased 42% to $80 million. These gains were made despite the continuing adverse impact of foreign currency exchange rates, which reduced revenue by approximately $9 million this quarter in comparison to the first quarter's average exchange rates.

         Data/Internet revenues, including voice-over-Internet Protocol (VoIP) revenues, for iPRIMUS.com totaled $27 million in the second quarter, which represents an increase of 349% year-over-year, and 32% sequentially from the first quarter of 2000. VoIP revenues of approximately $5 million for the second quarter were in line with the first quarter of 2000.

         The geographic mix of the revenue base in the second quarter was 44% from North America, 30% from Europe and 26% from Asia-Pacific. Part of the increase in revenue from the Asia-Pacific region was from local access in Australia, which resulted from unbundling of the local loop for consumers that we had anticipated for later in the year. PRIMUS began offering local service bundled with long distance services to respond to customer demand even though the current gross margins from local services is minimal. The mix of retail revenue for the second quarter of 2000 was 73.7% (31.2% business and 42.5% residential), as compared to 73.3% (31.2% business and 42.1% residential) in the first quarter of 2000, showing relative growth of the retail sector. The carrier segment's share of total revenue declined in the second quarter to 26.3% of revenues from 26.7% in the prior quarter.

         Gross margin for the second quarter of 2000 increased 98%, reaching a record high of $85 million, compared with $43 million for the second quarter of 1999. As a percentage of net revenue, gross margin (which is computed after accounting for bad debt) for the second quarter of 2000 was a record 28.3%, up from 23.0% for the second quarter of 1999 and up sequentially from 28.0% for the first quarter of 2000.

         Selling, general, and administrative (SG&A) expenses for the second quarter of 2000 were $83 million, or 27.8% of net revenue, compared with $42 million, or 22.4% of net revenue, for the second quarter of 1999, and 27.5% for the first quarter of 2000. The SG&A increase reflects the impact of additional spending to grow the data and Internet business, to ramp up SME and Global Account activities, as well as the impact of the Company's acquisitions.

         PRIMUS has generated positive EBITDA for five consecutive quarters. EBITDA for the second quarter of 2000 was $1.5 million, as compared to $1.2 million in the second quarter of 1999. The Company's operating loss for the second quarter of 2000 was $(25.6) million, compared with $(11.3) million for the year-ago period. The net loss for the second quarter of 2000 was $(50.8) million, or $(1.27) per basic and diluted share, compared with a net loss of $(26.1) million, or $(0.92) per basic and diluted share, for the second quarter of 1999. The weighted average number of basic and diluted common shares outstanding this quarter was 40.1 million compared to 28.5 million for the second quarter of 1999.

         Capital expenditures for the second quarter of 2000 were over $60 million for continued network expansion, including continuing deployment of the ATM+IP network, fiber optic cable capacity, switches and equipment, data servers, and back office systems and software. PRIMUS's total investment in gross property, plant and equipment was $446 million at the end of June 2000. PRIMUS held cash and investments of $568 million at the end of June. We believe that this level of liquidity will allow us to fund our business plan through the end of next year, 2001. We continue to anticipate future capital spending at an average rate of $50 million per quarter through the end of 2001, even though the actual quarter-to-quarter spending amounts may vary, which should allow us to complete construction of our ATM+IP data network and data centers. If current capital market conditions continue to persist into the future, we would adjust this plan accordingly. We also should be able to derive future liquidity from additional vendor lease financing for our switches and network equipment, potential bank lines of credit against our working capital, and, if needed, from private equity investments above and beyond the additional $35 million committed by PRIMUS's existing strategic technology partners.

                                      * * *

The statements in this filing that are forward looking statements are based on current expectations and are not strictly historical statements, which may differ materially from actual results. Not strictly historical statements include, without limitation, those regarding management's plans, expectations, objectives, strategy, and timing for future operations and products such as roll-out of our network or data centers, product plans and performance, predictions or expectations of future growth, management's assessment of market factors, and future financial performance. Among factors that could cause actual results to differ materially are changes in business conditions; changes in the telecommunications or Internet industry or the general economy or capital markets; DSL, Internet and telecom competition; changes in service offerings or business strategies; inability to lease space for data centers at commercially reasonable rates; difficulty in provisioning voice over IP services; changes in the regulatory schemes and regulatory enforcement in the markets in which we operate; the possible inability to raise capital when needed; risks associated with PRIMUS's limited DSL, Internet and web-hosting experience and expertise, entry into developing markets, and managing rapid growth; and risks associated with international operations (including foreign currency translation risks); dependence on effective information systems; dependence on third parties to enable us to expand and manage our global network and operations; and dependence on performance of PRIMUS's global IP+ATM communications network. These factors are discussed more fully in PRIMUS's public filings, including its most recent 10Q and 10K filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date these statements were made. PRIMUS undertakes no obligation to update any forward-looking statements contained in this filing.


                               (Tables to Follow)

                  PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                           Three Months Ended           Six Months Ended
                                                 June 30,                 June 30,
                                         ----------------------    ----------------------
                                           2000          1999         2000         1999
                                         ---------    ---------    ---------    ---------
NET REVENUE                              $ 300,136    $ 185,626    $ 588,089    $ 316,854
COST OF REVENUE                            215,250      142,860      422,685      247,456
                                         ---------    ---------    ---------    ---------
GROSS MARGIN                                84,886       42,766      165,404       69,398
                                         ---------    ---------    ---------    ---------
OPERATING EXPENSES
   Selling, general and administrative      83,364       41,553      162,631       70,849
   Depreciation and amortization            27,075       12,514       49,245       21,490
                                         ---------    ---------    ---------    ---------

       Total operating expenses            110,439       54,067      211,876       92,339
                                         ---------    ---------    ---------    ---------

LOSS FROM OPERATIONS                       (25,553)     (11,301)     (46,472)     (22,941)

INTEREST EXPENSE                           (33,343)     (17,523)     (63,285)     (34,293)
INTEREST AND OTHER INCOME                    8,102        2,756       15,711        6,011
                                         ---------    ---------    ---------    ---------

LOSS BEFORE INCOME TAXES                   (50,794)     (26,068)     (94,046)     (51,223)
INCOME TAXES                                  --           --           --           --
                                         ---------    ---------    ---------    ---------

NET LOSS                                 $ (50,794)   $ (26,068)   $ (94,046)   $ (51,223)
                                         =========    =========    =========    =========

BASIC AND DILUTED NET
   LOSS PER COMMON SHARE                 $   (1.27)   $   (0.92)   $   (2.41)   $   (1.80)
                                         =========    =========    =========    =========

WEIGHTED AVERAGE NUMBER OF
   COMMON SHARES OUTSTANDING                40,103       28,486       38,964       28,402
                                         =========    =========    =========    =========

Other Data:
EBITDA                                   $   1,522    $   1,213    $   2,773    $  (1,451)
                                         =========    =========    =========    =========


                  PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED
                      CONDENSED CONSOLIDATED FINANCIAL DATA

                               Balance Sheet Data
                                   (unaudited)

                                  June 30, 2000
                                 (IN THOUSANDS)


Cash, cash equivalents, restricted investments, and marketable securities   $  568,456
Accounts receivable,  net                                                      201,297
Other current assets                                                            76,565
                                                                            ----------
     TOTAL CURRENT ASSETS                                                      846,318

Property and equipment, net                                                    369,402
Intangible assets                                                              561,586
Other assets                                                                    51,169
                                                                            ==========
     TOTAL ASSETS                                                           $1,828,475
                                                                            ==========


Accounts payable and accrued expenses                                       $  293,516
Current portion of long-term obligations                                        19,575
Accrued interest                                                                39,402
Other current liabilities                                                       44,360
                                                                            ----------
     TOTAL CURRENT LIABILITIES                                                 396,853

Non current portion of long-term obligations                                 1,250,690
Other liabilities                                                                9,045
                                                                            ----------
     TOTAL LIABILITIES                                                       1,656,588

Stockholders' equity                                                           171,887
                                                                            ==========
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                             $1,828,475
                                                                            ==========




----------------------------------------------------------------------------------
                                OPERATIONAL DATA
                       (THREE MONTHS ENDED JUNE 30, 2000)
----------------------------------------------------------------------------------
                                             Minutes of Long-Distance Use ('000s)
                                             ------------------------------------
Region           Net Revenue ($000s)         Total   International       Domestic
----------------------------------------------------------------------------------
North America               $131,903       911,419         428,977        482,442
Europe                        88,550       570,958         314,990        255,968
Asia-Pacific                  79,683       199,060          38,318        160,742
                 -----------------------------------------------------------------
Total                       $300,136     1,681,437         782,285        899,152
----------------------------------------------------------------------------------


ITEMS 6.  NOT APPLICABLE.

ITEMS 7.  c)Exhibits

          NOT APPLICABLE.

ITEMS 8.  NOT APPLICABLE.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           PIMUS TELECOMMUNICATIONS
                             GROUP, INCORPORATED

                           By: /s/ Neil L. Hazard
                               ----------------
                             Chief Financial Officer
Date: August 4, 2000